UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On November 17, 2017, Chris Homeister resigned from the Board of Directors of Tile Shop Holdings. Inc. (the “Company”). As previously disclosed, Mr. Homeister stepped down as Chief Executive Officer of the Company on October 27, 2017. Also on November 17, 2017, the Company finalized the severance arrangements with Mr. Homeister. He is entitled to continued payment of his base salary for six months and an additional payment in an amount equal to six times the Company’s contribution amount for the last monthly health insurance premium for him. The Company has also agreed to accelerate the vesting of options to purchase 30,000 shares granted under the 2012 Omnibus Award Plan and scheduled to vest on January 2, 2018, which would have otherwise expired in connection with Mr. Homeister’s departure as Chief Executive Officer, and to permit the exercise of all of Mr. Homeister’s vested stock options through December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By: /s/ Kirk Geadelmann
Date: November 20, 2017	Name: Kirk Geadelmann
Title: Chief Financial Officer